WESTBANK CORPORATION







                                 Notice of
                              Annual Meeting
                              of Shareholders
                              April 15, 1998
                                    and
                              Proxy Statement















                          Your Vote is Important

You are urged to exercise your right to vote by indicating your choices on the enclosed proxy card. Please date, sign and promptly return your proxy card in the enclosed postage-paid envelope. You may, nevertheless, vote in person if you attend the meeting.

                             WESTBANK CORPORATION
                              225 Park Avenue
                West Springfield, Massachusetts  01089-3310

               NOTICE OF 1998 ANNUAL MEETING OF SHAREHOLDERS
                   To be held Wednesday, April 15, 1998

                                                             March 12, 1998

To the Shareholders of Westbank Corporation:

     Notice is hereby given that the 1998 Annual Meeting of Shareholders of Westbank Corporation (the "Corporation") will be held at 9:00 A.M., on Wednesday, April 15, 1998 at the Carriage House at Storrowton Tavern, 1305 Memorial Avenue, West Springfield, Massachusetts, 01089, for the following purposes, all as set forth in the Proxy Statement accompanying this notice:

    1.    To fix the number of Directors of the Corporation at eleven.
    2. Election of the individuals listed as nominees in the Proxy Statement accompanying this notice of meeting.
    3. To approve an amendment to the 1996 Stock Incentive Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 200,000 shares.
    4. Ratification of the appointment of the firm of Deloitte & Touche LLP as the Corporation's independent public accountants for the fiscal year ending December 31, 1998.
    5. To act upon such other matters as may properly be brought before the meeting or any adjournment thereof.

     The record date and hour for determining shareholders entitled to notice of, and to vote at, the meeting has been fixed at 5:00
P.M., March 2, 1998.

                                   By order of the Board of Directors


                                           Robert J. Perlak
                                                Clerk

West Springfield, Massachusetts
March 12, 1998

PLEASE SIGN THE ENCLOSED FORM OF PROXY AND RETURN IT PROMPTLY IN THE ENVELOPE ENCLOSED FOR THAT PURPOSE. YOU MAY NEVERTHELESS VOTE IN
PERSON IF YOU DO ATTEND THE MEETING.

                              PROXY STATEMENT


Approximate date of mailing
March 12, 1998

                           WESTBANK CORPORATION
                              225 Park Avenue
                West Springfield, Massachusetts 01089-3310
                              (413) 747-1400

               NOTICE OF 1998 ANNUAL MEETING OF SHAREHOLDERS
                         To be held April 15, 1998


                               INTRODUCTION

This Proxy Statement is furnished to shareholders in connection with the solicitation of proxies on behalf of the Board of Directors of Westbank Corporation (the "Corporation") to be used at the 1998 Annual Meeting of Shareholders of the Corporation to be held at the Carriage House at Storrowton Tavern, 1305 Memorial Avenue, West Springfield, Massachusetts 01089 on Wednesday, April 15, 1998 at 9:00 A.M. and at any adjournments thereof.

The close of business on March 2, 1998, has been fixed as the record date for determination of shareholders of the Corporation entitled to notice of and to vote at the 1998 Annual Meeting of Shareholders. The only class of issued and outstanding voting securities of the Corporation is the $2.00 par value Common Stock (the "Common Stock"). As of the record date the number of shares of Common Stock outstanding and entitled to vote at the 1998 Annual Meeting of Shareholders is 3,747,121. Each share of Common Stock is entitled to one vote.

The affirmative vote of a majority of the shares of Common Stock of the Corporation represented at the 1998 Annual Meeting is required to fix the number of Directors, to approve the amendment to the 1996 Stock Incentive Plan and to appoint the auditor of the Corporation. The affirmative vote of a plurality of the votes cast by shareholders is required to elect Directors.

Execution of the enclosed proxy will not affect the shareholder's right to attend the meeting and vote in person as a shareholder giving a proxy has the power to revoke it any time before it is exercised by delivering notice of revocation, or a duly executed proxy bearing a later date, to the Treasurer of the Corporation.

                           ELECTION OF DIRECTORS

The By-Laws of the Corporation provide in substance that the Board of Directors shall be divided into three classes as nearly equal in number as possible, and that the term of office of one class shall expire and a successor class shall be elected at each annual meeting of shareholders. The By-Laws of the Corporation also provide that the shareholders fix the exact number of Directors at the annual meeting of shareholders. The Corporation's Board of Directors presently consists of eleven members.

It is proposed by the Board of Directors that at the 1998 Annual Meeting the number of Directors who shall constitute the full Board of Directors until the next annual meeting be fixed at eleven. In accordance with the By-Laws of the Corporation four nominees shall be elected to serve a three-year term until the 2001 Annual Meeting of Shareholders and for such further time as may be required for the election and qualification of their successors. Unless returned proxies properly indicate that authority to vote for any of the nominees named herein is withheld, all proxies received by the Corporation in time for the 1998 Annual Meeting of Shareholders will be voted to fix the number of Directors at eleven and, in the event the number of Directors is so fixed, in favor of the election of the nominees listed below. In the event any of the nominees named herein becomes unable or unwilling to accept nomination for election, the persons identified as proxies in the accompanying form of proxy and authorized to vote in the election will vote the shares represented by executed proxies in favor of the nomination and election of such substitute nominees as the Board of Directors of the Corporation may select.

The following tables name the individuals nominated for Director, and those Directors of the Corporation who will continue to serve after the meeting, and indicate their age, the period of time they have served as Director of the Corporation or its predecessor, their position with the Corporation, and their principal occupation or employment. No nominee or Director holds a directorship in any corporation, other than the Corporation, with a class of securities registered pursuant to Section 12 of the Securities Exchange Act of 1934 or subject to the requirements of Section 15(d) of such Act or any corporation registered as an investment corporation under the Investment Company Act of 1940.

The following individuals are nominees for election as a Director of the Corporation at the 1998 Annual Meeting to serve for a three-year term until the 2001 Annual Meeting of Shareholders:

                                                          Has Served
       Nominee and                                        On Board of
     Current Occupation                                Directors of the
       or Employment;                                   Corporation or     Corporate
     Business Experience                                Its Predecessor     Offices
     During Past 5 Years                  Age                 Since           Held
Roland O. Archambault                     65                  1989          Director
  Owner - Park Supply Co.

Donald R. Chase                           51                  1990          Director,
  President and Chief Executive Officer,                                    President and
  Westbank Corporation; President and                                       Chief Executive
  Chief Executive Officer; Park West                                        Officer
  Bank and Trust Company

Paul J. McKenna                           71                  1961          Director
  Orthodontist

George R. Sullivan                        44                  1997          Director
  Executive Vice President
  Sullivan Paper Company, Inc.

The following Directors will continue to serve after the meeting:

                                                          Has Served
         Nominee and                                     On Board of
     Current Occupation                                Directors of the
       or Employment;                                   Corporation or     Corporate    Term
     Business Experience                               Its Predecessor      Offices    Expires
     During Past 5 Years                 Age                Since             Held       In
Mark A. Beauregard                       46                 1986           Director      1999
  Attorney - Resnic, Beauregard,
  Waite and Driscoll

David R. Chamberland                     59                 1989           Director      1999
  President, Chicopee Building
  Supply, Inc.

Leroy F. Jarrett                         70                 1961           Director      2000
  President and Treasurer, (retired)
  New England Church Interiors

Ernest N. Laflamme, Jr.                  66                 1987           Director,     2000
  Treasurer,                                                               Vice Chairman
  City of Chicopee                                                         of the Board

                                                        Has Served
       Nominee and                                     On Board of
     Current Occupation                              Directors of the
       or Employment;                                 Corporation or       Corporate    Term
     Business Experience                             Its Predecessor        Offices    Expires
     During Past 5 Years                 Age              Since               Held       In

Robert J. Perlak                         62               1987             Director      1999
  Private Investor - Formerly                                              and Clerk
  Assistant Chief Probation Officer
  of Hampden County

James E. Tremble                         59               1986             Director      1999
  President,
  Valley Cinema, Inc.

Alfred C. Whitaker                       71               1961             Director,     2000
  Sales Consultant, Burke-Whitaker                                         Chairman of the
  Pontiac Cadillac                                                         Board and
                                                                           Assistant Clerk

The total number of special and regular meetings of the Board of Directors of the Corporation during the fiscal year ended December 31, 1997 was 12. Each Director attended at least 75% of all Board of Directors meetings held in 1997 during the period for which each was a Director. In addition to serving as Directors of the Corporation, board members also serve as the Board of Directors of the Corporation's wholly owned subsidiary, Park West Bank and Trust Company ("Park West"). During 1997, the Board of Directors of Park West met 22 times. All Directors attended at least 75% of all board meetings of Park West during the period for which each was a Director.

Committees

The Board of Directors each year appoints Directors to serve on standing committees of the Board of Directors, including the Executive Committee, the Compensation Committee, the Nominating Committee and the Audit Committee. The members of the Executive Committee, the Compensation Committee, the Nominating Committee and the Audit Committee of the Corporation also make up these same committees for Park West. All Directors attended at least 75% of the meetings of committees of which they were a member during the period each was a Director.

Executive Committee

The members of the Executive Committee of the Corporation and Park West in 1997 were Messrs. Laflamme, Beauregard, Chase, Jarrett and Whitaker. The Executive Committee met 24 times during 1997.

Compensation Committee

The members of the Compensation Committee in 1997 were Messrs.
Laflamme, Beauregard, Jarrett and Whitaker.  The Compensation
Committee met 9 times in 1997.

Nominating Committee

The members of the Nominating Committee in 1997 were Messrs. Chamberland, Chase, Laflamme and Whitaker. The Committee nominates Directors for election by shareholders at the annual meeting, reports to the Board of Directors on or before December 31 of each year its nominations and submits its nominees for Directors for publication in the Notice of Annual Meeting of Shareholders and Proxy Statement. The Committee met 4 times during 1997. The Nominating Committee will consider nominees recommended by the Corporation's shareholders prior to December 1 of each year.

Audit Committee

The members of the Audit Committee of Park West in 1997 were Messrs. Perlak, Archambault, Jarrett, McKenna and Tremble. The Committee makes recommendations concerning the selection of an independent auditor for the Corporation, and reviews the reports of the independent auditor and that of the internal auditor. The Audit Committee of Park West met 4 times during 1997.

Executive Officers

In addition to the President of the Corporation who is a Director and is listed in the tables above, the other Executive Officers of the Corporation are as follows: Gary L. Briggs, age 47, is Executive Vice President - Lending of Park West; John M. Lilly, age 49, is Treasurer and Chief Financial Officer of the Corporation and is also Executive Vice President and Treasurer of Park West; and Robert A. Gibowicz, age 54, is Senior Trust Officer of Park West. Each Executive Officer serves for a one-year term or until their successor is elected and qualified.

                       BENEFICIAL OWNERSHIP OF STOCK

The following table sets forth certain information as of the record date with respect to all individuals known to the Corporation to be the beneficial owner of more than 5% of the outstanding Common Stock of the Corporation:

                                        Number of          Percent of
          Name and Address          Shares Beneficially    Outstanding
                 of Owner                Owned(1)            Shares

          Richard S. Sullivan
          Carol B. Sullivan              295,580              7.89%
          96 Prynwood Road
          Longmeadow, MA  01106

          Donald R. Chase
          Diana L. Chase                 187,179(2)           5.00%
          39 Timber Ridge Road
          West Springfield, MA  01089


(1) Under regulations of the Securities and Exchange Commission, a person is treated as the beneficial owner of a security if the person directly or indirectly (through contract, arrangement, understanding, relationship or otherwise) has or shares (a) voting power, including the power to vote or to direct the voting, of such security, or (b) investment power with respect to such security, including the power to dispose or direct the disposition of such security. A person is also deemed to have beneficial ownership of any security that such person has the right to acquire within 60 days.

(2) Included in the shares beneficially owned by Mr. Chase are 50,000 unexercised stock options.

The following table and related notes set forth information as of the record date regarding the Corporation's Common Stock beneficially owned by each Director and nominee and by Directors, nominees and Officers of the Corporation and Park West:

                                               Number of            Percent of
                  Name of Individual      Shares Beneficially      Outstanding
                  or Persons in Group       Owned(1)(2)(3)           Shares

                  Roland O. Archambault          21,823(4)            .6%

                  Mark A. Beauregard             15,373               .4

                  David R. Chamberland           17,499               .5

                  Donald R. Chase               187,179(4)(5)        5.0

                  Leroy F. Jarrett               71,304              1.9

                  Ernest N. Laflamme, Jr.        44,180              1.2

                  Paul J. McKenna                41,537(4)           1.1

                  Robert J. Perlak               49,627              1.3

                  George R. Sullivan              6,000(4)            .2

                  James E. Tremble               11,267               .3

                  Alfred C. Whitaker             37,000              1.0

                  All Directors, nominees and
                  Executive Officers as a group
                  (14 persons, including those
                  named above)(3)(5)            669,716             17.9

Section 16(a) Beneficial Ownership Reporting Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended (the "Exchange Act"), requires the Corporation's Directors, Executive Officers and holders of more than 10% of the Corporation's Common Stock to file with the Securities and Exchange Commission initial reports of ownership and reports of changes in ownership of Common Stock and other equity securities of the Corporation. The Corporation believes that during the fiscal year ended December 31, 1997, all such persons complied with all Section 16(a) filing requirements. In making this statement, the Corporation has relied upon the written representations of its Directors and Executive Officers.


(1) Based upon information provided to the Corporation by the indicated persons.

(2) Under regulations of the Securities and Exchange Commission, a person is treated as the beneficial owner of a security if the person directly or indirectly (through contract, arrangement, understanding, relationship or otherwise) has or shares (a) voting power, including the power to vote or to direct the voting, of such security, or (b) investment power with respect to such security, including the power to dispose or direct the disposition of such security. A person is also deemed to have beneficial ownership of any security that such person has the right to acquire within 60 days.

(3) The information in the table includes all shares under stock options which were exercisable on the record date or 60 days thereafter. As of that date, Mr. Chase owned exercisable options to purchase 50,000 shares, and all Directors and Executive Officers as a group owned exercisable options to purchase 179,200 shares.

(4) Indicates a nominee for election as a Director of the Corporation at the 1998 Annual Meeting of Shareholders.

(5) For the purposes of the above table, the term "Executive
    Officer" means any individual elected as an Executive Officer of the Corporation or Park West or by their respective Boards of Directors.

                     EXECUTIVE MANAGEMENT COMPENSATION

Compensation decisions for Executive Officers of the Corporation are made by the Compensation Committee, and approved by the full Board of Directors. Mr. Chase, who is a member of the Board of Directors, as well as an Executive Officer of the Corporation, is not a member of the Compensation Committee, and neither participated in nor voted upon his compensation package as a member of the Board of Directors.

Report of the Compensation Committee on Executive Management
Compensation

Set forth below is the report of the Compensation Committee of the Corporation regarding executive management compensation, as required by applicable rules of the Securities and Exchange Commission.

The executive compensation program of the Corporation consists of three primary components: base salary, cash incentive compensation, and stock options, all which are administered by the Compensation
Committee.

Decisions by the Compensation Committee relating to the compensation of the Corporation's Executive Officers are approved by the full Board of Directors, except as otherwise set forth herein. In determining the proper amount of compensation for each Executive Officer, the Compensation Committee considers various factors, including, inter alia:

         the performance of the Corporation;

         the individual's performance as an Executive Officer of the Corporation;

         the amount of compensation paid to similarly situated executive officers in similar sized corporations; and


         the length of service with the Corporation.

During 1995, the Corporation engaged the firm of Deloitte & Touche LLP to review the Bank's retirement plan for Executive Officers. As a result of this review the Compensation Committee adopted the Westbank Supplemental Executive Retirement Plan, (the "Supplemental Plan"). The purpose of the Supplemental Plan is to provide executives with retirement benefits that are comparable to those provided to its other employees.

In early 1997, the Compensation Committee engaged Thomas Warren & Associates, Inc. to assist in establishing salary levels and an incentive compensation plan for the Corporation's senior executives. The compensation process recommended by Thomas Warren & Associates, Inc. was adopted by the Compensation Committee and is used as a guide in determining Executive Officer compensation.

During 1997, Chief Executive Officer, Donald R. Chase received a salary increase of $33,530, an increase of twenty-two percent (22%) of his base salary. The increase was recommended by the Compensation Committee following its evaluation of Mr. Chase's performance as Chief Executive Officer, and the overall performance of the Corporation for 1996. In addition, as a result of the incentive compensation plan Mr. Chase received a cash bonus of $58,000. In addition, the Corporation contributed $9,615 to the Supplemental Plan for the benefit of Mr. Chase.

The other Executive Officers named in the Summary Compensation
Table, Messrs. Briggs and Lilly were granted a salary increase of nine percent (9%) during 1997 based on the Corporation's and their individual performance.

The Compensation Committee believes that the 1997 compensation of Executive Officers is reasonable given the Corporation's performance and utilizing the criteria listed above.

Respectfully submitted by:
     Ernest N. Laflamme, Jr.       Mark A. Beauregard
     Chairman                      Leroy F. Jarrett
                                   Alfred C. Whitaker
                                       The Compensation Committee

Compensation Information

The following table sets forth the cash compensation paid to, as well as long-term compensation paid for each of the last three fiscal years, to all Executive Officers of the Corporation who received over $100,000.00 in cash compensation during 1997:

SUMMARY COMPENSATION TABLE
                       Annual Compensation                          Long Term Compensation
                                                                Award                          Payouts
                                                    Other
                                                    Annual      Restricted                     All Other
Name and                                            Compen-     Stock        Options/  LTIP    Compen-
Principal Position        Year  Salary($) Bonus($)  sation ($)  Award(s)($)  SARs(#)   Payouts sation($)
Donald R. Chase,          1997 $185,000   $58,000   N/A         N/A          N/A       N/A     $25,091*
President and             1996 $151,470   $49,546   N/A         N/A          50,000    N/A     $22,057*
Chief Executive Officer   1995 $141,561   $46,305   N/A         N/A          N/A       N/A     $15,595

Gary L. Briggs,           1997 $110,000   $37,500   N/A         N/A          N/A       N/A     $14,824
Executive Vice President- 1996 $100,980   $33,031   N/A         N/A          25,000    N/A     $13,535
Lending                   1995 $ 94,374   $30,870   N/A         N/A          N/A       N/A     $12,199

John M. Lilly,            1997 $110,000   $37,500   N/A         N/A          N/A       N/A     $14,824
Treasurer and             1996 $100,980   $33,031   N/A         N/A          25,000    N/A     $13,535
Chief Financial Officer   1995 $ 94,374   $30,870   N/A         N/A          N/A       N/A     $12,199

* Mr. Chase's other compensation during 1997 and 1996 consisted of a $15,476 and $15,561 contribution to the Money Purchase
  Pension Plan and a $9,615 and $6,496 contribution to the Corporation's Supplemental Executive Retirement Plan in 1997
  and 1996. Mr. Chase's other compensation during 1995 consisted solely of the contribution to the Money Purchase
  Pension Plan.

  Messrs. Brigg's and Lilly's other compensation during 1997, 1996 and 1995 consisted solely of contributions to the Money
  Purchase Pension Plan.

1985 Incentive Stock Option Plan for Key Employees

In February, 1985, the Board of Directors of the Corporation unanimously adopted the 1985 Incentive Stock Option Plan for Key Employees (the "1985 Stock Plan"), which was approved by the shareholders at the Annual Meeting in April, 1985. The 1985 Stock Plan was amended by shareholders at the Corporation's 1994 Annual Meeting, which amendment increased the number of shares of Common Stock reserved thereunder by 200,000 shares.

The 1985 Stock Plan is administered by the Board of Directors. The Board of Directors was authorized to grant stock options to the professional and supervisory employees of the Corporation and its subsidiaries at any time until February 19, 1995.

All options were granted at 100% of the fair market value of the Common Stock of the Corporation on the date of the grant. Each stock option terminates not more than 10 years after the date of the grant. Options are exercisable in such installments as may be determined by the Board of Directors. Payment of stock purchased on the exercise of a stock option must be made in full at the time the stock option is exercised. Options may not be assigned or transferred other than by will or the laws of descent or distribution.

As of February 19, 1995, the 1985 Stock Option Plan expired. No options were granted or available for granting during 1997.

A total of 85,656 options were exercised in 1997. No options were terminated during 1997 and a total of 48,266 options remain unexercised as of the record date.

1996 Stock Incentive Plan

On February 21, 1996, the Board of Directors unanimously adopted the Westbank Corporation 1996 Stock Incentive Plan, (the "1996 Plan"), which was approved by the shareholders at the Annual Meeting in April 1996.

The 1996 Plan is administered by the Compensation Committee (the
"Committee"). The Committee is authorized to grant Employee Awards under the 1996 Plan to any employee. In practice, Employee Awards are made to a group of management employees.

All options are granted at 100% of the fair market value of the Common Stock of the Corporation on the date of the grant. Each stock option terminates not more than 10 years after the date of the grant. Options are exercisable in such installments as may be determined by the Committee. Payment of stock purchased on the exercise of a stock option must be made in full at the time the stock option is exercised. Options may not be assigned or transferred other than by will or the laws of descent or distribution.

The Board of Directors may, at any time, terminate and, from time to time, may amend or modify the 1996 Plan, without approval of Westbank shareholders, except to the extent that such shareholder approval is required by applicable law or regulation. There is no set termination date for the 1996 Plan.

No incentive stock options were granted during 1997, while a total of 500 options were exercised in 1997. A total of 122,000 options remain unexercised as of the record date.

OPTIONS/STOCK APPRECIATION RIGHTS (SAR) GRANTS IN LAST FISCAL YEAR

No options/SAR's were granted during 1997.

AGGREGATED OPTION/SAR EXERCISES IN LAST FISCAL YEAR AND FY-END OPTION/SAR VALUES

The following table provides information on options exercised in fiscal 1997 by the named Executive Officers and the value of such Officers unexercised options at December 31, 1997.

                                                                       Value of
                                                        Number of      Unexercised
                                                        Unexercised    In-The-Money
                          Shares                        Options/SARs   Options/SARs
                          Acquired on   Value Realized  at FY-End (#)  at FY-End($)
     Name                 Exercise (#)       ($)  (1)   Exercisable    Exercisable (2)(3)
Donald R. Chase,          43,058          $290,468      138,000        $859,750
  President and
  Chief Executive Officer

Gary L. Briggs,           18,485          $122,766       61,000        $373,875
  Executive Vice President
  Lending

John M. Lilly,             9,500           $61,500       61,000        $373,875
  Treasurer and
  Chief Financial Officer


(1) Based on the difference between the option exercise price and the average of the high and low price of the Common Stock on the date the options were exercised.

(2) Based on the difference between the closing price of the Common Stock on December 31, 1997, which was $13.00, and the option exercise price for each underlying grant.

(3)  The Corporation does not issue SARs.

Long Term Incentive Plans and Retirement Plans

The Corporation does not maintain any "Long Term Incentive Plans" for its Executive Officers.

The Corporation has no pension, profit-sharing or similar plans for its Executive Officers or employees. As set forth below, however, the Executive Officers and employees are eligible to participate in the Park West Money Purchase Pension Plan.

Park West maintains a Money Purchase Pension Plan (the "Plan") available to employees of the Corporation and Park West. Full-time employees become eligible to participate in the Plan when they have both (i) reached the age of 20-1/2 and (ii) completed six months of service (as defined in the Plan).

Contributions to the Plan may be made by both Park West and a participant. Park West's contributions will be made to the Plan whether or not a participant chooses to contribute. The annual contribution by Park West to each participant's account for 1997 equals 7% of a participant's annual compensation plus 5.7% of a participant's annual compensation in excess of the participant's Social Security Taxable Wage Base. During 1997, Park West contributed $15,476 for the account of Donald R. Chase and $14,824 each for the accounts of Messrs. Briggs and Lilly. The contribution to the accounts of Messrs. Chase, Briggs and Lilly are included in the "All Other Compensation" column of the Summary Compensation Table.

During 1997, Park West contributed in the aggregate $49,674 for the accounts of all Executive Officers of Park West to the Money
Purchase Pension Plan.

Director Compensation

During 1997, Directors of the Corporation who are not salaried employees received Directors' fees of $10,000. The Chairman of the Board of Directors received annual remuneration of $15,000, while the Clerk of the Corporation received an annual fee of $12,500. Directors who are also salaried employees receive no additional compensation for their services as Directors of the Corporation.

1995 Directors Stock Option Plan

In February 1995, the Board of Directors of the Corporation unanimously adopted the 1995 Directors Stock Option Plan (the "1995 Plan"), which was approved by the shareholders at the Annual Meeting in April 1995.

The 1995 Plan is administered by the non-employee directors. The purpose of the 1995 Plan is to enhance the Corporation's ability to attract and retain highly qualified individuals to serve as members of the Corporation's Board of Directors and to provide additional incentives to non-employee directors to promote the success of the Corporation.

Under the 1995 Plan eligible directors were granted options to purchase 1,000 shares at an exercise price of $9.375 per share during 1997. On each anniversary of the effective date of the 1995 Plan each eligible director shall be granted an option to purchase 1,000 shares of the Corporation's Common Stock. A total of 11,000 options were granted during 1997 at an option price of $9.375 per share and a total of 9,000 options were granted during 1998 at an exercise price of $12.813. A total of 61,000 shares remain available for future grants under the 1995 Plan.

Each stock option terminates not more than 10 years after the date of the grant. Payment of stock purchased on the exercise of an option must be made in full at the time the stock option is exercised. Options may not be assigned or transferred other than by will or the laws of decent or distribution. A total of 2,000 options were exercised during 1997.

1996 Stock Incentive Plan

On February 21, 1996, the Board of Directors adopted the Westbank
Corporation 1996 Stock Incentive Plan (the "1996 Plan"), which was approved by the shareholders at the Annual meeting in April 1996.

The 1996 Plan authorizes the automatic grant of nonqualified stock options ("Director Stock Options") to non- employee Directors ("Eligible Directors") upon the terms and conditions set forth in the 1996 Plan. The 1996 Plan is intended to provide incentives and rewards for Employees and Eligible Directors (i) to support Westbank's business and human resource strategies and the achievement of its goals and (ii) to associate the interests of Employees and Eligible Directors with those of Westbank's shareholders.

Under the 1996 Plan Eligible Directors were granted options to purchase 1,000 shares at an exercise price of $9.00 per share during 1997. At the 1998 Annual Meeting and each year thereafter until the meeting in 2001, each Eligible Director, who was an Eligible Director immediately preceding such Annual Meeting and who has been elected as a Director at such Annual Meeting shall automatically be granted Director Stock Options for 1,000 shares of Westbank Common Stock if, but only if, the return on common equity of Westbank as set forth in Westbank's annual report to shareholders for the immediately preceding fiscal year is equal to or greater than 12%.

Based on the Corporation's 1997 financial results, each Eligible
Director is entitled to a grant of 1,000 shares of Westbank Common Stock for 1998 at an exercise price that is equal to the fair market value of the stock on the date of the grant.

No Director Stock Option may be exercisable later than twenty years and one day from the date of its grant. However, if an Eligible Director ceases to be an Eligible Director for any reason, all Director Stock Options which are otherwise exercisable shall terminate on the earlier of three years after such cessation date or the expiration date, whichever first occurs. No Director Stock Options were exercised during 1997.

Employment and Termination Agreements

Donald R. Chase has entered into a Termination Agreement with Park West regarding termination of employment subsequent to a "change in control" of Park West, as defined in the Termination Agreement. Following the occurrence of a change in control, if Mr. Chase's employment is terminated (except because of retirement, death, disability, or for "cause" as defined in the Termination Agreement) or is voluntarily terminated by Mr. Chase for "good reason" as defined in the Termination Agreement, then Mr. Chase shall be entitled to a lump sum payment approximately equal to three times his average annual compensation for the previous five years.

Performance Comparison Graph

Set forth below is a graph illustrating the return that would have been realized (assuming reinvestment of dividends) by an investor who invested $100 on December 31, 1992 in each of the following:

(a) The Standard & Poor's 500 Index

(b) A hypothetical fund with investments in the stock of peer corporations (the "Peer Group")

(c) Westbank Corporation

The Peer Group consists of New England banks and thrifts with assets totaling between $200 and $450 million. The members of the Peer
Group are:



Alliance Bancorp of New England
Bancorp Connecticut, Inc.
Central Co-operative Bank
Granite State Bankshares, Inc.
Hingham Institution for Savings
Home Port Bancorp, Inc.
Ipswich Savings Bank
Lawrence Savings Bank
Northeast Bancorp
New Hampshire Thrift Bancshares
NMBT Corp.
NewMil Bancorp, Inc.
Village Bancorp, Inc.
Wainwright Bank & Trust Co.
Warren Bancorp, Inc.

YEAR    WESTBANK    PEER     S & P 500

1992	   100.0		     100.0	   100.0

1993	   145.5		     144.8	   107.1

1994	   204.5		     166.0	   105.4

1995	   261.8		     214.0	   141.4

1996	   364.3		     295.6	   170.0

1997	   510.0		     478.7	   222.7

Miscellaneous

During 1997, certain of the Corporation's Executive Officers, Directors and nominees for Director, beneficial owners of more than 5% of the outstanding common stock of the Corporation and members of their immediate family and associates have had, and expect to have in the future, transactions in the ordinary course of business with Park West, including borrowings, on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and not involving more than normal risk of collectibility or presenting other unfavorable features.

            APPROVAL OF AMENDMENT TO 1996 STOCK INCENTIVE PLAN

On February 18, 1998, the Board of Directors adopted an Amendment to the 1996 Stock Incentive Plan to increase the number of shares reserved for issuance thereunder by 200,000. As of December 31, 1997, and without giving effect to the proposed increase in shares, a total of 178,500 shares had been reserved for issuance in the 1996 Stock Incentive Plan and 36,500 shares remained available for future grant under the 1996 Stock Incentive Plan.

Because of the limited number of shares remaining to be issued pursuant to the 1996 Stock Incentive Plan, the Board of Directors deemed it advisable that the 1996 Stock Incentive Plan be amended, subject to approval by the shareholders, to increase the number of shares available for issue thereunder by 200,000 shares. The Board of Directors believes it is desirable to have the additional shares that will be authorized by the proposed Amendment available for issuance to those employees eligible to receive shares under the Plan. Having such additional authorized shares available will give the Corporation greater flexibility by permitting such shares to be issued pursuant to the terms of the 1996 Stock Incentive Plan without the expense and delay of a special meeting of stockholders.

The essential features of the 1996 Stock Incentive Plan are described in the section entitled "Executive Compensation-1996 Stock Incentive Plan". Copies of the 1996 Stock Incentive Plan are available upon request.

At the Annual Meeting, the shareholders are being asked to approve the increase in the number of shares reserved for issuance under the 1996 Stock Incentive Plan by 200,000 shares. The affirmative vote of a majority of the shares of Common Stock of the Corporation represented at the 1998 Annual Meeting is required to approve the Amendment to the 1996 Stock Incentive Plan. The Board of Directors has unanimously approved the proposed Amendment to the 1996 Stock Incentive Plan and recommends that the shareholders vote FOR such Amendment.

                       EMPLOYEE STOCK OWNERSHIP PLAN

On January 1, 1989, the Corporation's Employee Stock Ownership Plan (the "ESOP") became effective. The ESOP is administered and otherwise governed by the provisions of the ESOP and a related Trust Agreement. Pursuant to the terms of the ESOP, the Trustee may invest the ESOP's Trust Assets in, among other investments, shares of the Common Stock of the Corporation. As of the record date, no shares of the Common Stock of the Corporation were owned by the ESOP Trust.

                       DIVIDEND REINVESTMENT PLAN

In 1989, the Corporation implemented a Dividend Reinvestment and Common Stock Purchase Plan, (the "Dividend Reinvestment Plan") which was amended during 1995 and the amendment was approved by the shareholders at the 1995 Annual Meeting. Pursuant to the amended Dividend Reinvestment Plan, shareholders of the Corporation's Common Stock may invest all or a portion of that shareholder's quarterly cash dividend, plus up to $10,000 per calendar quarter, in additional shares of the Corporation's Common Stock. During 1997, 146,419 shares of the Corporation's Common Stock were purchased through the Dividend Reinvestment and Common Stock Purchase Plan.

                     RATIFICATION OF THE SELECTION OF
                       CERTIFIED PUBLIC ACCOUNTANTS

Deloitte & Touche LLP ("Deloitte"), certified public accountants, have served as auditors for the Corporation and as auditors for Park West since 1994, and subject to ratification by the shareholders, that firm has been chosen by the Board of Directors to act as the Corporation's auditor for 1998. During 1997, Deloitte provided audit services in connection with the examination of the financial statements of the Corporation and Park West and other accounting matters. Neither Deloitte nor any of its partners has any direct or indirect financial interest in, or connection (other than as independent auditor) with, the Corporation or Park West.

A representative of Deloitte & Touche LLP is expected to be present at the Corporation's 1998 Annual Meeting of Shareholders. He/she will have the opportunity to make a statement if he/she desires to do so and will be available to respond to appropriate questions.

The Board of Directors recommends a vote FOR ratification of the selection of Deloitte & Touche LLP as the Corporation's auditor, and unless otherwise directed, proxies will be voted in favor of this selection.

                              OTHER BUSINESS

As of the date of this Proxy Statement, the Board of Directors of the Corporation is not aware of any business to be presented at the 1998 Annual Meeting other than matters referred to in the Notice of Annual Meeting and this Proxy Statement. If any other matters properly come before the meeting, or any adjournment thereof, the enclosed Proxy will be voted on such matters in accordance with the recommendations of the Corporation's Board of Directors.

                               MISCELLANEOUS

The expense of this solicitation on behalf of the Board of Directors will be paid by the Corporation. To the extent necessary in order to assure sufficient representation of shareholders at the meeting, officers and employees of the Corporation or Park West may personally, by telephone or by other means, contact shareholders to request the return of proxies. Banks, brokerage houses and other institutions, nominees or fiduciaries will be requested to forward the proxy material to beneficial owners in order to solicit authorizations for the execution of proxies. The Corporation may, upon request, reimburse such banks, brokerage houses and other institutions, nominees and fiduciaries for their expenses in forwarding such material.

                           STOCKHOLDER PROPOSALS

Any stockholder proposals (including director nominations) submitted pursuant to Exchange Act Rule 14a-8 and intended to be presented at the Corporation's 1999 Annual Meeting of Stockholders must be received by the Corporation by November 17, 1998 to be eligible for inclusion in the proxy statement and form of proxy to be distributed by the Board of Directors in connection with such meeting. Such proposals must also comply with the requirements as to form and substance established by the SEC if such proposals are to be included in the proxy statement and form of proxy.

The Corporation's Amended By-Laws provide that any stockholder proposals (including director nominations) intended to be presented at the Corporation's 1999 Annual Meeting, other than a stockholder proposal submitted pursuant to Exchange Act Rule 14a-8, must be received in writing at the principal executive office of the Corporation on or between the dates of December 16, 1998 and January 30, 1999, together with all supporting documentation required by the Corporation's Amended By-laws. However, if the 1999 Annual Meeting is scheduled to be held on a date more than 30 days before April 15, 1999, or more than 60 days after April 15, 1999, a stockholder's notice shall be timely filed if delivered to, or received by, the Corporation at its principal executive office not later than the close of business on the later of (a) 75 days prior to the date of such rescheduled meeting or (b) the 15th day following the day on which public announcement of the date of such annual meeting is first made by the Corporation.

                               ANNUAL REPORT

A copy of the Corporation's Annual Report for 1997 including financial statements is enclosed. The Annual Report is not to be regarded as proxy soliciting material.

                           By order of the Board of Directors



                                    Robert J. Perlak
                                         Clerk
Dated:  March 12, 1998
                                  NOTICE

A COPY OF THE CORPORATION'S ANNUAL REPORT ON FORM 10-K FILED WITH THE SECURITIES AND EXCHANGE COMMISSION MAY BE OBTAINED WITHOUT CHARGE BY ANY SHAREHOLDER OF THE CORPORATION UPON WRITTEN REQUEST ADDRESSED TO JOHN M. LILLY, TREASURER, 225 PARK AVENUE, WEST SPRINGFIELD, MASSACHUSETTS 01089-3310.

PROXY CARD


                       WESTBANK CORPORATION
   PROXY FOR 1998 ANNUAL SHAREHOLDERS MEETING -- April 15, 1998
     I, the undersigned holder of common stock of Westbank Corporation, hereby appoint Lloyd S. Hall and Joseph L. Rolak, or either of them, with the power of substitution, proxies of the undersigned to vote the shares of the undersigned at the 1998 Annual Meeting of Shareholders of Westbank Corporation to be held at 9:00 A.M., April 15, 1998 at the Carriage House at Storrowton Tavern, 1305 Memorial Avenue, West Springfield, Massachusetts, and at any adjournment thereof, with all the powers the undersigned would possess if personally present. Said proxies are specifically authorized to vote as indicated below.

     THIS PROXY CONFERS AUTHORITY TO VOTE "FOR" EACH PROPOSITION LISTED BELOW UNLESS AUTHORITY IS WITHHELD OR OTHERWISE INDICATED. ALL PROXIES EXECUTED CORRECTLY WILL BE VOTED AS DIRECTED. IF ANY OTHER BUSINESS IS PRESENTED AT THE MEETING, THIS PROXY SHALL BE VOTED IN ACCORDANCE WITH THE RECOMMENDATIONS OF THE BOARD OF DIRECTORS.

1. FIXING THE NUMBER OF DIRECTORS. To fix the number of Directors of the Corporation at eleven (11).


                       FOR    AGAINST    ABSTAIN

2. ELECTION OF DIRECTORS. To elect the following Directors of the Corporation for a three-year term until the 2001 Annual Meeting of Shareholders.

Roland O. Archambault  FOR    AGAINST    ABSTAIN
Donald R. Chase        FOR    AGAINST    ABSTAIN
Paul J. McKenna        FOR    AGAINST    ABSTAIN
George R. Sullivan     FOR    AGAINST    ABSTAIN

3. APPROVE AMENDMENT TO THE 1996 STOCK INCENTIVE PLAN. To approve an amendment to the 1996 Stock Incentive Plan to increase the number of shares of Common Stock reserved for issuance thereunder by 200,000 shares.

                       FOR    AGAINST    ABSTAIN

4. SELECTION OF CERTIFIED PUBLIC ACCOUNTANTS. To ratify the appointment, by the Board of Directors, of Deloitte & Touche
    LLP as independent public accountants for the fiscal year ending December 31, 1998.

                       FOR    AGAINST    ABSTAIN

5. OTHER BUSINESS. In their discretion, to act upon the transaction of such other business as may properly come before the meeting and any adjournment thereof.

                                     Date:



                                     (Signature of Shareholder)


                                     (Signature if jointly held)
                                        When signing as Attorney,
                                        Executor, Administrator,
                                        Trustee or Guardian, please
                                        give full title.  If more
                                        than one Trustee, all should
                                        sign.  All joint owners must
                                        sign.

        THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS